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                                                                    Exhibit 11.2


                        Computation of Per Share Earnings
                                 (In Thousands)

             For the Six Month Periods Ended June 30, 1998 and 1997

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                                                                                           1998                 1997
                                                                                           ----                 ----


BASIC NET INCOME (LOSS) PER SHARE

Average shares outstanding                                                               1,703,336            1,499,612
                                                                                       -----------          -----------
                                                                                       -----------          -----------

Net income (loss)                                                                         ($224.8)               $687.2
                                                                                       -----------          -----------
                                                                                       -----------          -----------

Basic net income (loss) per share                                                          ($0.13)                $0.46
                                                                                       -----------          -----------
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DILUTED NET INCOME (LOSS) PER SHARE

Average shares outstanding                                                               1,703,336            1,499,612
Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                                                          5,629               31,254
                                                                                       -----------          -----------

Total                                                                                    1,708,965            1,530,866
                                                                                       -----------          -----------
                                                                                       -----------          -----------

Net income (loss)                                                                         ($224.8)               $687.2
                                                                                       -----------          -----------
                                                                                       -----------          -----------

Diluted net income (loss) per share                                                        ($0.13)                $0.45
                                                                                       -----------          -----------
                                                                                       -----------          -----------

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